Exhibit 99.1

FOR IMMEDIATE RELEASE

CONTACT:

Investors
(623) 587-2025

Media
Bruce Richardson
(623) 587-2177

PETsMART REPORTS PRELIMINARY UNAUDITED 2004 RESULTS

• Top-line Growth of 12.4%	• Services Sales Grow 24.4%

PHOENIX – March 2, 2005 – PETsMART, Inc. today announced preliminary unaudited results for its fourth quarter and fiscal 2004, which ended January 30, 2005.

     The company also announced that it will correct its method of accounting for certain leases, as described in detail below, and that restatements of financial statements for prior fiscal years and periods will be required.

     PETsMART reported preliminary unaudited net income of $68.1 million, or $0.45 per diluted share for the fourth quarter, including a previously announced after-tax gain due to a legal settlement of $3.6 million, or slightly more than $0.02 per diluted share, and an after-tax charge related to lease accounting corrections of approximately $1.9 million or $0.01 per diluted share.

     For all of fiscal 2004, the company reported preliminary unaudited net income of $171.1 million, or $1.14 per diluted share, including the after-tax legal settlement gain of $3.6 million, or slightly more than $0.02 per diluted share, and an after-tax lease accounting charge of approximately $4.8 million, or $0.03 per diluted share.

     Without the legal settlement, PETsMART would have reported preliminary unaudited fourth quarter net income of $64.5 million, or $0.43 per diluted share, and $167.5 million, or $1.12 per diluted share for all of fiscal 2004.

     Net income for the fourth quarter of fiscal 2003, restated to include an after-tax lease accounting charge of approximately $704,000, was $56.5 million, or $0.38 per diluted share. For all of fiscal 2003, net income restated to include an after-tax lease accounting charge of approximately $4.5 million, or $0.03 per diluted share, was $135.0 million, or $0.92 per diluted share.

Pre-tax income

     PETsMART generated preliminary unaudited pre-tax income of 7.9 percent of sales for fiscal 2004, including the gain from the legal settlement and the lease accounting charge, compared to 7.4 percent of sales for fiscal 2003, restated to include the lease accounting charge.

Accounting for leases

     Like many other retail companies, PETsMART has conducted an internal review and consulted with its independent registered public accounting firm to ensure its accounting practices are consistent with recent SEC clarification regarding the application of lease accounting under Generally Accepted Accounting Principles (GAAP). As a result, the company will correct its method of accounting for certain leases. The primary result of the correction will be to accelerate the recognition of the rent expense under certain leases by recognizing straight-line rent expense over the term of the lease, including periods in which the company has control of the leased property before the store is open, and by including certain rent escalations in the straight-line rent accrual and expense.

     The company’s audit committee and management discussed these accounting matters with the company’s independent registered public accounting firm and, at a meeting on March 1, 2005, concluded that restatements of financial statements for prior fiscal years and periods will be required. As a result, previously issued financial statements included in the company’s fiscal 2003 annual report on Form 10-K, and in its quarterly reports on Form 10-Q filed during fiscal 2004, as well as related reports of our independent registered public accounting firm should not be relied upon.

     Estimated lease accounting-related charges reduced net income for the fiscal fourth quarter of 2004 by approximately $1.9 million, and for the fiscal fourth quarter of 2003 by approximately $704,000.

     The company expects lease accounting-related charges to reduce net income by approximately $4.8 million in fiscal 2004, $4.5 million in fiscal 2003, $4.2 million in fiscal 2002, $3.9 million in fiscal 2001, and $5.2 million in fiscal 2000. The estimated reduction in net income per diluted share would be approximately $0.03 for fiscal years 2004, 2003, 2002, and 2001, and $0.05 for fiscal 2000.

     The effect of the lease accounting correction for all years prior to fiscal 2000 is expected to be a total of approximately $26 million, after tax.

     Based on discussions with its independent registered public accounting firm, the company also will reclassify as investments $314 million in auction rate securities that historically have been classified as cash and cash equivalents.

     The corrections relate solely to accounting treatments and do not affect the company’s historical or future cash flow or the timing of payments under the related leases.

     The estimates are subject to change as the company completes its review and the preparation of the restated financial statements. The company will file a Form 8-K under Item 4.02 and will file the restated annual financial statements in its fiscal 2004 annual report on Form 10-K as soon as practicable.

Sales

     PETsMART generated $3.36 billion in net sales in 2004, up from $2.99 billion in net sales a year ago. Comparable store sales – or sales in stores open at least a year – grew 6.3 percent in 2004, on top of 7.0 percent growth in 2003.

     Net sales for the fourth quarter of fiscal 2004 were $934.3 million, compared to $840.0 million for the same period in fiscal 2003, and comparable store sales grew 4.6 percent in the fourth quarter, compared with 7.7 percent in the fourth quarter of fiscal 2003.

     “Despite the slower-than-expected holiday sales we discussed when we pre-announced our results, and the fact that severe snow and ice storms in the eastern portion of the country closed a large number of stores in late January, PETsMART’s fourth quarter comps were among the best in all of retail, and our pet services continued to grow and differentiate our business,” said Phil Francis, chairman and chief executive officer. “Our customer traffic levels returned to normal in early January and have remained strong since then, reaffirming the power of our business model and our position of strength as we begin our new fiscal year.”

     During the fourth quarter, pet services sales were $62.4 million, up 22.7 percent from the same period last year. For the full year, pet services sales grew 24.4 percent to $240.7 million.

Non-GAAP measures – Gross margins and expenses before lease accounting charges

     The lease accounting corrections will impact our gross margins, operating, general and administrative expenses and interest expense for all periods presented. The work has not yet been completed to determine how the adjustments will affect each line item, and therefore the company is not able to provide GAAP numbers or a reconciliation to GAAP numbers for gross margins, operating, general and administrative expenses, and interest expense. This information will be provided as soon as practicable.

     Gross margins before lease accounting charges were 32.7 percent in the fourth quarter of 2004, up 51 basis points compared with 32.2 percent in the fourth quarter of 2003. Gross margins before lease accounting charges were 31.1 percent for fiscal 2004, up 65 basis points from 30.4 percent in fiscal 2003.

     Operating, general and administrative expenses, before lease accounting charges, were 20.4 percent in the fiscal fourth quarter of 2004, versus 20.6 percent for the same period in fiscal 2003. Operating, general and administrative expenses, before lease accounting charges, were 22.5 percent for all of fiscal 2004, compared with 22.3 percent for fiscal 2003. The increase was primarily attributable to increased investments in strategic growth initiatives, including new stores.

New store openings

     In fiscal 2004, the company opened 92 new stores and closed nine locations representing net square footage growth of 10.8 percent, an increase over fiscal 2003, when the company opened 67 new stores and closed seven, for square footage growth of 8.6 percent.

Share purchases and dividend payments

     PETsMART purchased approximately 967,000 of its shares at an average price of $32.58 during the fourth quarter of fiscal 2004. During fiscal 2004, the company purchased a total of approximately 2.7 million shares at an average price of $29.84.

     As previously announced, the company paid a dividend of $0.03 per share on February 18, 2005, to stockholders of record as of January 28, 2005.

Accounting for stock-based incentives

     PETsMART will adopt SFAS 123R, which requires that all stock-based compensation, including employee stock options, be expensed and accounted for using a fair-value-based method, beginning in the first quarter of fiscal 2005.

     Excluding the cumulative effect of adopting SFAS 123R, the company expects total stock-based compensation expense in 2005 of approximately $29.2 million, or $0.12 per diluted share, which will be incurred in approximately equal quarterly amounts throughout the year. Of that expense, approximately $16.9 million, or $0.07 per diluted share, is related to expensing of stock options, with approximately $12.3 million, or $0.05 per diluted share, coming from restricted stock grants.

     Had PETsMART expensed stock options in 2004, it would have recorded total stock-based compensation expense of approximately $28.5 million, or $0.12 per diluted share. Included in the company’s preliminary unaudited 2004 results is an expense of approximately $4.8 million, or $0.02 per diluted share, related to restricted stock grants. The addition of stock option expensing would have reduced fiscal 2004 results by about $23.7 million, or $0.10 per diluted share.

Fiscal 2005 outlook

     For all of fiscal 2005, the company projects comparable store sales of 5 to 6 percent.

     The company projects 2005 diluted earnings per share of $1.25 to $1.26, which includes (i) a net gain of approximately $0.03 related to a legal settlement, (ii) approximately $0.07 in stock option expense and (iii) an estimated impact from lease accounting changes of $0.03. On a comparable basis, 2004 earnings per diluted share would be approximately $1.04, including (i) the net gain of slightly more than $0.02 related to a legal settlement, (ii) approximately $0.10 to reflect the impact of stock option expensing had it been in place, and (iii) the estimated impact from lease accounting changes of $0.03. On the foregoing basis and excluding the gains from the legal settlements in both years, the company expects to achieve fiscal 2005 diluted earnings per share growth of approximately 20 percent compared with fiscal 2004.

First quarter 2005 outlook

     For the first quarter of fiscal 2005, PETsMART expects comparable store sales of about 5 percent, on top of 8.7 percent growth in the first quarter of 2004.

     The company projects diluted earnings per share of about $0.25, which includes (i) a net gain of approximately $0.03 related to a legal settlement, (ii) approximately $0.02 in expense related to stock option expensing, and (iii) an estimated impact from lease accounting changes of $0.01.

     First quarter 2004 earnings per diluted share would have been $0.21, including (i) approximately $0.02 to reflect the impact of option expensing had it been in place, and (ii) an estimated impact from lease accounting changes of approximately $0.01.

Conference call information

     PETsMART management has scheduled a teleconference for 4:30 p.m. (EST) today to discuss results for the fourth quarter and fiscal 2004 as well as the current outlook. This teleconference will be Web-cast live for all investors at www.petm.com or www.streetevents.com. In addition, you can listen to the call live by dialing 800-709-7416 (within the United States) or 706-679-5320 (for international callers). A phone replay will also be available through March 16, 2005, at 800-642-1687 in the United States or at 706-645-9291 for international callers, code 3161541.

About PETsMART

     PETsMART, Inc., (NASDAQ: PETM) is the largest specialty retailer of services and solutions for the lifetime needs of pets. The company operates more than 725 pet stores in the United States and Canada, a growing number of PETsHOTELs, as well as a large pet supply catalog business and the Internet’s leading online provider of pet products and information (www.petsmart.com). PETsMART provides a broad range of competitively priced pet food and supplies, and offers complete pet training, grooming and adoption services. Since 1994, PETsMART Charities, an independent 501(c)3 organization, has donated more than $31 million to animal welfare programs and, through its in-store adoption programs, has saved the lives of more than 2 million pets.

Forward-looking statements

     This news release contains forward-looking statements including statements relating to future revenue growth and goals and future business opportunities that involve substantial risks and uncertainties. Such risks and uncertainties include, but are not limited to, general economic conditions and our ability to manage our operations and growth. Actual results and developments may therefore differ materially from those described in this release. For more information about PETsMART, Inc., and risks arising when investing in PETsMART, Inc., you are directed to the company’s most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Statement of utility

     PETsMART continues to provide all information required in accordance with GAAP, but it believes that evaluating its ongoing operating results may be difficult if an investor is limited to reviewing only GAAP financial measures. Accordingly, PETsMART uses non-GAAP financial measures of its performance internally to evaluate its ongoing operations and to allocate resources within the organization.

     PETsMART’s management does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. The non-GAAP financial measures used by PETsMART may not be consistent with the presentation of similar companies in PETsMART’s industry. However, PETsMART presents such non-GAAP financial measures in reporting its financial results to provide investors with an additional tool to evaluate PETsMART’s operating results in a manner that focuses on what it believes to be its ongoing business operations.

     PETsMART’s management believes it is useful for itself and investors to review both GAAP information and the non-GAAP measures of net income and earnings per share, excluding a one-time gain from separate single legal settlements in each of 2004 and 2005, in each case to have a better understanding of the overall performance of PETsMART’s business and its ability to perform in subsequent periods.

     PETsMART has computed the non-GAAP earnings per share impact for the fourth quarter and all of fiscal 2004 of a one-time gain from a single material legal settlement in the fourth quarter of 2004.

     PETsMART has computed non-GAAP forecasted earnings per share for fiscal 2005, and for comparable periods, of a one-time gain from a single material legal settlement in the first quarter of 2005.

     The work has not yet been completed to determine how corrections to lease accounting will impact PETsMART’s gross margins, operating, general and administrative expenses and interest expense for all periods presented. Accordingly, the company is unable to report or reconcile to GAAP results for these line items at this time. However, PETsMART is including a non-GAAP financial measure of gross margin and operating expense, excluding the impact of the lease accounting charges, which it believes gives information that is useful for investors about its operations. Final GAAP results for these line items will be furnished separately as soon as they are available.

     Management believes that the inclusion of these non-GAAP financial measures provides consistency and comparability with past reports of financial results and better enables investors to evaluate the ongoing operations and prospects of PETsMART by providing a better comparison to prior periods. Whenever PETsMART uses such a non-GAAP financial measure, it strives where possible to provide a reconciliation of non-GAAP financial measures to the most closely applicable GAAP financial measure. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measure.

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PETsMART, Inc. and Subsidiaries
Historical Comparison

Reconciliation from GAAP EPS to Non-GAAP EPS
Quarter 4, 2004 and Quarter 4, 2003

	2004	2003	Comments

GAAP EPS	$0.45	$0.38	Includes legal settlement for 2004 of $0.024 and lease accounting charge of $0.01 for 2004 and $0.005 for 2003.

Subtract legal settlement	$0.02	—

Preliminary EPS excluding legal settlement	$0.43	$0.38

Reconciliation from GAAP EPS to Non-GAAP EPS
For Fiscal Years 2004 and 2003

	2004	2003	Comments

GAAP EPS	$1.14	$0.92	Includes legal settlement for 2004 of $0.024 and lease accounting charge of $0.03 for 2004 and 2003.

Subtract legal settlement	$0.02

Preliminary EPS excluding legal settlement	$1.12	$0.92

PETsMART, Inc. and Subsidiaries
Forward-looking Projections

Reconciliation from GAAP EPS to Non-GAAP EPS
For Fiscal Years 2005 and 2004

	2005	2004 (1)	Comments

Projected GAAP EPS	$1.26	$1.04	Includes respective legal settlements, stock option expense of $0.07 for 2005 and $0.10 for 2004, restricted stock expense of $0.05 and $0.02 for 2005 and 2004, respectively, and the lease accounting charge of $0.03 for 2005 and 2004

Subtract legal settlement	$0.03	$0.02

Projected EPS excluding legal settlements	$1.23	$1.02

(1) The difference between GAAP EPS on this schedule and the GAAP EPS on the Historical Comparison schedule is stock option expense of $0.10